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                          SPECIAL SERVICING AGREEMENT


     THIS SPECIAL SERVICING AGREEMENT ("AGREEMENT"), made as of the 1st day of January, 2002, by and between T. ROWE PRICE SPECTRUM FUND, INC. ("SPECTRUM FUND"), on behalf of its separate series, T. ROWE PRICE SPECTRUM INTERNATIONAL FUND ("SPECTRUM INTERNATIONAL"), EACH FUND LISTED ON APPENDIX A attached hereto (as such Appendix A may be amended from time to time) and which evidences its agreement to be bound separately and individually hereby by executing a copy of this Agreement (such funds hereinafter called the "UNDERLYING FUNDS"), T. ROWE PRICE ASSOCIATES, INC. ("PRICE ASSOCIATES") and T. ROWE PRICE INTERNATIONAL, INC.
("PRICE INTERNATIONAL").

                              W I T N E S S E T H:

     WHEREAS, Spectrum International and each of the Underlying Funds are registered as open-end, management investment companies under the Investment Company Act of 1940, as amended ("the Act").

     WHEREAS, Spectrum International, the Underlying Funds, and certain other funds (the "OTHER FUNDS") sponsored and advised by Price-Fleming or Price Associates have entered into an agreement ("TRANSFER AGENCY AGREEMENT"), with T. Rowe Price Services, Inc. ("PRICE SERVICES") for the provision of various transfer agency services in return for such compensation as is set forth therein;

     WHEREAS, Spectrum International, the Underlying Funds, and the Other Funds have entered into an agreement ("RPS AGREEMENT"), with T. Rowe Price Retirement Plan Services, Inc. ("RETIREMENT PLAN SERVICES") under which Retirement Plan Services is to furnish or contract to furnish to Spectrum International, the Underlying Funds, and the Other Funds various participant account, record keeping, and services for retirement plans in return for such compensation as is set forth therein;

     WHEREAS, Spectrum International, the Underlying Funds, and the Other Funds have entered into an agreement ("FUND ACCOUNTING AGREEMENT"), with Price Associates for the provision of various accounting services in return for such compensation as is set forth therein;

     WHEREAS, Spectrum International, the Underlying Funds, and the Other Funds have entered into an agreement ("CUSTODIAN AGREEMENT"), with State Street Bank and Trust Company ("STATE STREET") under which State Street is to furnish to Spectrum International, the Underlying Funds and the Other Funds various custodial services in return for such compensation as is set forth in the Custodian Agreement;

     WHEREAS, Spectrum International has entered into an Investment Management Agreement with Price International, for the provision of investment management services, and

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under such Agreement, Price International will be responsible for the payment of various Spectrum International expenses, including expenses of Spectrum International's organization, operations, and business not paid for by the Underlying Funds pursuant to this Agreement;

     WHEREAS, Spectrum International will provide a means by which the Underlying Funds can consolidate shareholder accounts in the Underlying Funds;

     WHEREAS, such shareholder account consolidation can reduce the fees of the Underlying Funds due Price Services and Retirement Plan Services under the Transfer Agency Agreement and RPS Agreement, respectively (such reduction in expenses hereinafter referred to as "SAVINGS");

     WHEREAS, Spectrum International will invest its assets exclusively in the Underlying Funds, except for cash needed for expenses, redemptions, or temporary defensive purposes; and

     WHEREAS, the Board of Directors of each of the Underlying Funds has determined it is reasonable to expect the aggregate expenses as described below of Spectrum International to be less than the estimated Savings to each of the Underlying Funds from the operation of Spectrum International; and such determination by the Board of Directors is reviewed annually prior to renewing this Agreement.

     NOW, THEREFORE, in consideration of the promises and mutual covenants spelled out herein, it is agreed between and among the parties hereto as follows:

     1.    SPECTRUM INTERNATIONAL EXPENSES

     In accordance with the Fund Accounting Agreement, Price Associates will calculate the amounts of Spectrum International expenses, as set forth in Spectrum International's Investment Management Agreement ("EXPENSES"), due itself, State Street, and other persons under the Transfer Agency, RPS, Fund Accounting, Custodian, and Investment Management Agreements referred to above, as well as any other amounts due other persons as a result of Spectrum International operations. However, under unusual circumstances, the parties may agree to exclude certain amounts from Expenses.

     2.    UNDERLYING FUNDS' PAYMENT OF EXPENSES


Subject to Paragraph 3, each of the Underlying Funds will bear such Expenses in proportion to the average daily value of its shares owned by Spectrum International, provided further that no Underlying Fund will bear such Expenses in excess of the estimated Savings to it ("EXCESS EXPENSE").

     3.    PAYMENT BY PRICE INTERNATIONAL


In accordance with Spectrum International's Investment Management Agreement, Price International agrees that it will bear any Excess Expense described in Paragraph 2. Payment by Price International of any such Excess Expense will be made to the appropriate Underlying Fund no later than 30 days after the close of the Underlying Fund's fiscal year.

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     4.    USE OF PRICE NAME

     Spectrum International may utilize the "T. Rowe Price" name so long as this Agreement remains in effect and the assets of Spectrum International are invested solely in shares of the Underlying Funds (except for such cash or cash items as may be maintained from time to time to meet current expenses and redemptions).

     5.    SPECTRUM INTERNATIONAL INVESTMENT IN UNDERLYING FUNDS

     Spectrum International will utilize assets deposited with the custodian of Spectrum International, State Street, from the sale of Spectrum International shares, to promptly purchase shares of the Underlying Funds, and will undertake redemption or exchange of such shares of the Underlying Funds in the manner provided by the objectives and policies of Spectrum International.

     6.    OPINION OF COUNSEL


At any time any of the parties hereto may consult legal counsel in respect of any matter arising in connection with this Agreement, and no such party shall be liable for any action taken or omitted by it in good faith in accordance with such instructions or with the advice or opinion of such legal counsel.

     7.   LIABILITIES


No party hereto shall be liable to any other party hereto for any action taken or thing done by it or its agents or contractors in carrying out the terms and provisions of this Agreement provided such party has acted in good faith and without negligence or willful misconduct and selected its agents and contractors with reasonable care.

     8.    TERM OF AGREEMENT; AMENDMENT; RENEWAL


The term of this Agreement shall begin on January 1, 2002, and unless sooner terminated as herein provided, the Agreement shall remain in effect through December 31, 2002. Thereafter, this Agreement shall continue from year to year if such continuation is specifically approved at least annually by the Board of Directors of each Underlying Fund and Spectrum International, including a majority of the independent Directors of each such Fund. In determining whether to renew this Agreement, the Directors of the Underlying Funds may request, and Price Associates will furnish, such information relevant to determining the past and future relationship between the Savings and Expenses. The Agreement may be modified or amended from time to time by mutual agreement between the parties hereto. Upon termination hereof, each party hereto will make appropriate arrangements to satisfy its obligations hereunder. This Agreement may be amended in the future to include as additional Fund parties to the Agreement other investment companies for which Price International or Price Associates serves as investment manager.


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     9.   ASSIGNMENT

     This Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Underlying Funds and Spectrum International. The Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of such Funds.

     10.  NOTICE


Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of all parties to this Agreement is 100 East Pratt Street, Baltimore, Maryland 21202, Attention: Secretary.

     11.   INTERPRETATIVE PROVISIONS


In connection with the operation of this Agreement, the parties may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions are to be signed by all parties and annexed hereto, but no such provisions shall contravene any applicable Federal or state law or regulation and no such interpretative or additional provision shall be deemed to be an amendment of the Agreement.

     12.   STATE LAW


This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

     13.  CAPTIONS


The captions in the Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     14.   UNDERLYING FUNDS

Each of the Funds listed in Appendix A agree to be bound, separately and individually, to the terms and conditions of this Agreement. Under no circumstances will any Underlying Fund be liable for any obligation of any other Underlying Fund.


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     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed as of the day and year first above written.

ATTEST:                       T. ROWE PRICE ASSOCIATES, INC.

 /s/Barbara A. Van Horn           /s/Henry H. Hopkins
__________________________    By: __________________________________
Barbara A. Van Horn, Secretary   Henry H. Hopkins, Managing Director


EACH OF THE FUNDS LISTED IN APPENDIX A HERETO, SEPARATELY AND INDIVIDUALLY

 /s/Patricia B. Lippert           /s/Henry H. Hopkins
__________________________    By: __________________________________
Patricia B. Lippert, Secretary   Henry H. Hopkins, Vice President


                              T. ROWE PRICE SPECTRUM FUND, INC.,
                              on behalf of T. ROWE PRICE SPECTRUM
                              INTERNATIONAL FUND

 /s/Patricia B. Lippert           /s/James S. Riepe
__________________________    By: __________________________________
Patricia B. Lippert, Secretary   James S. Riepe, Chairman of the Board


                              T. ROWE PRICE INTERNATIONAL, INC.

 /s/Barbara A. Van Horn           /s/Martin G. Wade
__________________________    By: __________________________________
Barbara A. Van Horn, Secretary   Martin G. Wade, Chairman of the Board

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                                   APPENDIX A

T. Rowe Price International Funds, Inc., on behalf of the
     T. Rowe Price Emerging Europe & Mediterranean Fund
     T. Rowe Price Emerging Markets Stock Fund
     T. Rowe Price European Stock Fund
     T. Rowe Price International Discovery Fund
     T. Rowe Price International Stock Fund
     T. Rowe Price Japan Fund
     T. Rowe Price Latin America Fund
     T. Rowe Price New Asia Fund

T. Rowe Price International Funds, Inc., on behalf of the
     T. Rowe Price Emerging Markets Bond Fund
     T. Rowe Price International Bond Fund(R)

T. Rowe Price Summit Funds, Inc., on behalf of the
     T. Rowe Price Summit Cash Reserves Fund




















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